Exhibit 99.1

INTERNATIONAL STEM CELL CORPORATION
NAMES DON WRIGHT TO BOARD OF DIRECTORS

Oceanside, California, March 5, 2007 – International Stem Cell Corporation (OTCBB: ISCO.OB) (www.internationalstemcell.com), a California-based, early-stage stem cell therapeutics company, announced today that Don Wright has joined its Board of Directors, effective March 1, 2007.

International Stem Cell Corporation’s focus is on the development of stem cell based treatment of diabetes, liver disease and diseases of the retina, and providing specialized cells and media to others for cell based research. It maintains corporate and research facilities in Oceanside, California; production and product development in Walkersville, Maryland; and international research facilities in Moscow, Russia.

Mr. Wright brings to International Stem Cell Corporation over 30 years of experience in starting and nurturing emerging growth companies, both public and private.

He is President and Founder of Everett, Washington-based Confluence Capital Group Inc., (www.confluencecap.com), which provides consulting services to institutional investors, debt holders and public and private companies.

Prior to Confluence Capital, Mr. Wright was President and CEO of Pacific Aerospace & Electronics, Inc., a company he founded in 1990, took public and ran until 2006. He remains non-Executive Chairman of Pacific Aerospace. Under his leadership, Pacific Aerospace grew from annual sales of approximately $3 million in 1994 to over $112 million in 2000. Earlier, Mr. Wright was President and CEO of Washington-based Component Concepts, Inc., a company he founded in 1976.

He is the recipient of numerous business and community awards, and was named one of the 50 fastest growing companies in Washington State for 1998, 1999 and 2000 by Deloitte & Touche. Additionally he was recognized by Deloitte & Touche as one of the 500 fastest growing companies in the United States for 1998, 1999 and 2000.

ABOUT INTERNATIONAL STEM CELL CORPORATION:

International Stem Cell is a biotechnology company currently focused on developing therapeutic and research products. In the area of therapeutic product development, ISCO’s objective is to create an unlimited source of human cells for use in the treatment of several diseases, including diabetes, liver disease and retinal disease through cell transplant therapy. In furtherance of this objective, ISCO is currently developing human stem cells, techniques to cause those stem cells to be “differentiated” into the specific cell types required for transplant, and manufacturing protocols to produce the cells without contamination with animal by-products, a characteristic likely to be important in meeting U.S. Food and Drug Administration requirements. ISCO also provides the specialized cells and growth media needed for therapeutic cell transplantation research to academic and commercial researchers in related fields. For more information, visit the ISCO website at: www.internationalstemcell.com.

FORWARD LOOKING STATEMENT

This news release contains forward-looking statements relating to the business of ISCO and its subsidiary. Investors are cautioned that such forward-looking statements regarding ISCO, its technology, clinical development and potential applications, constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect the company’s business, particularly those mentioned in the cautionary statements found in the company’s Securities and Exchange Commission filings. International Stem Cell Corporation disclaims any intent or obligation to update these forward-looking statements.